Exhibit 3.1

BYLAWS

OF

ANHEUSER-BUSCH COMPANIES, INC.

(As Amended and Restated June 26, 2008)

INCORPORATED UNDER THE LAWS OF DELAWARE

TABLE OF CONTENTS

ARTICLE I: LOCATION AND OFFICES

Principal Office.

SECTION 1:1. The principal office of the corporation shall be at such place as the Board of Directors may from time to time determine, but until a change is effected such principal office shall be at One Busch Place, in the City of St. Louis, Missouri.

Other Offices.

SECTION 1:2. The corporation may also have other offices, in such places (within or without the State of Delaware) as the Board of Directors may from time to time determine.

ARTICLE II: STOCKHOLDERS

Annual Meeting.

SECTION 2:1. An annual meeting of the stockholders of the corporation shall be held at 10:00 o'clock a.m. on the fourth Wednesday in April of each year if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday. The purpose of the meeting shall be to elect directors and to transact such other business as properly may be brought before the meeting. If the corporation shall fail to hold said meeting for the election of directors on the date aforesaid, the Board of Directors shall cause the election to be held by the stockholders as soon thereafter as convenient.

Business to be Conducted at Annual Meeting.

SECTION 2:2.1 At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors (or any duly organized committee thereof), or (iii) by any stockholder of the corporation who is a stockholder of record on the date of giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such meeting and who has complied with the notice procedures set forth in this Bylaw.

SECTION 2:2.2 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice in proper written form to the Secretary which notice is not withdrawn by such stockholder at or prior to such annual meeting.

SECTION 2:2.3 To be timely, a stockholder's notice to the Secretary must be delivered or mailed to and received by the Secretary at the principal executive offices of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty days from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

SECTION 2:2.4 To be in proper written form, such stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and the number of shares of the corporation's stock which are beneficially owned by the stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; (iv) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

SECTION 2:2.5 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the  “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

Special Meetings.

SECTION 2:3.1 At any time the Chief Executive Officer may, and either the Chief Executive Officer or the Secretary at the written request of any five members of the Board of Directors shall, issue a call for a special meeting of the stockholders. Such call shall state the purpose or purposes of the meeting.

SECTION 2:3.2  A special meeting of stockholders shall be called by the Board of Directors upon written request (“Request”) to the Secretary of record holders of at least 25% of the outstanding common stock of the corporation.

(a)  The Request for a special meeting of stockholders shall be signed by each stockholder of record, or duly authorized agent, requesting the special meeting and must set forth:  (i) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting and any material interest in such business of the stockholders requesting the meeting (or of the  beneficial owners, if any, on whose behalf the Request is made); (ii) the name and address of each such stockholder as they appear on the corporation’s stock ledger; and (iii) the number of shares of the corporation’s common stock owned of record and beneficially by each such stockholder (or beneficial owners, if any, on whose behalf the Request is made).  A stockholder executing the Request may revoke its request at any time by written revocation delivered to the Secretary, any such revocation shall be effective when received and such stockholder shall be deemed not to have joined in the Request.

(b)  A special meeting so requested by stockholders shall be held at the date, time and place as may be fixed by the Board of Directors, but not later than 90 days after receipt of the Request.

(c)  Notwithstanding the foregoing, the Board of Directors need not call a special meeting of stockholders, if (i) the Board of Directors has already called or calls an annual meeting of stockholders and the purpose of the annual meeting includes the purpose specified in the Request or (ii) the purpose specified in the Request  is not the election of directors and the corporation held an annual or special meeting of stockholders during the 12 months preceding  receipt of the Request, the purposes of which  meeting included the purpose specified in the Request.

SECTION 2:3.3 Only such business may be considered at a special meeting of stockholders as has been stated in the corporation’s notice for such meeting.

Place of Meetings.

SECTION 2:4. All meetings of the stockholders shall be held at the principal office of the corporation, or at such other place, within or without the State of Delaware, as may be determined by the Board of Directors and stated in the notice of the meeting.

Notice of Meetings.

SECTION 2:5. Written notice of each meeting of the stockholders stating the place, date, and hour of the meeting, and, in case of a special meeting or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered by mail not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the person calling the meeting, to each stockholder entitled to vote at such meeting. The notice of a stockholders' meeting shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to each stockholder at such stockholder's address as it appears on the records of the corporation.

Quorum and Voting.

SECTION 2:6.1 The holders of a majority of the outstanding shares (exclusive of treasury stock) entitled to vote at any meeting of the stockholders, when present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws; but in the absence of such a quorum the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2:6.2 The absence from any meeting of the number of shares required by statute, the Certificate of Incorporation or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

SECTION 2:6.3 When a quorum is present at any meeting of the stockholders, the vote of the holders (present in person or represented by proxy) of a majority of the shares of stock which are actually voted (and have the power to vote) on any proposition or question properly brought to a vote at such meeting shall decide any such proposition or question, unless the proposition or question is one upon which by express provision of statute or of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and establish the number of votes required to determine such proposition or question.

Voting; Proxy.

SECTION 2:7.1 Whenever the law requires or the chairman orders that a vote be taken by ballot, each stockholder entitled to vote on a particular question at a meeting of stockholders, pursuant to law or the Certificate of Incorporation, shall be entitled to one vote for each share of voting stock held by such stockholder. The date for determining the stockholders entitled to vote at a meeting of the stockholders shall be determined pursuant to Section 6:9.

SECTION 2:7.2 Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent in writing without a meeting may authorize another person or persons to act for such stockholder by proxy; but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Voting by Fiduciaries, Pledgee and Pledgors.

SECTION 2:8. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or the pledgee's proxy may represent such stock and vote thereon.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) If only one votes, that person's act binds all;

(b) If more than one vote, the act of the majority so voting binds all;

(c) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

Nomination of Directors.

SECTION 2:9.1 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation of the corporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

SECTION 2:9.2 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

SECTION 2:9.3 To be timely, a stockholder's notice to the Secretary must be delivered or mailed to and received by the Secretary at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

SECTION 2:9.4 To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and the number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice or the beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder as they appear on the corporation's books, (B) the class or series and the number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner, (C) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (D) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SECTION 2:9.5 No person shall be eligible for election as a director of the corporation, at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, unless nominated in accordance with the procedures set forth in this Bylaw. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

List of Stockholders.

SECTION 2:10. The Secretary shall prepare and make, or cause to be made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  In addition, the list shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Bylaw or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

Appointment of Inspectors of Election and Resolution of Questions Concerning Right to Vote.

SECTION 2:11. The Board of Directors, in advance of the meeting of stockholders or, if it does not act, the chairman of the meeting, shall appoint not less than two persons who are not directors to serve as inspectors of election. It shall be their duty to receive and canvass the votes for election of directors and on any proposal voted on by ballot and to certify the results to the chairman. In all cases where the right to vote upon any share of the corporation shall be questioned, it shall be the duty of the inspectors to examine the stock ledger of the corporation as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by such person or persons. Each inspector of election before entering upon the duties of such office shall take and subscribe the following oath before an officer authorized by law to administer oaths:  “I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”

ARTICLE III: DIRECTORS

General Powers.

SECTION 3:1. The Board of Directors shall control and manage the business and property of the corporation. The Board may exercise all such powers of the corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders or some particular officer of the corporation.

Number and Qualifications.

SECTION 3:2. The number of directors shall be determined from time to time by resolution of the Board of Directors in accordance with the terms of Article FIFTH of the Certificate of Incorporation. From and after the first public distribution of the Common Stock of the corporation, each director shall be a stockholder of the corporation, except in such specific case or cases as shall be otherwise authorized by the Board of Directors upon a showing of reasonable cause therefor.

Election.

SECTION 3:3. The directors who are to be elected at the annual meeting of the stockholders shall be elected by ballot by the holders of shares entitled to vote.

Place of Meetings.

SECTION 3:4. The place where meetings of the Board of Directors are held shall be as follows:

(a) The annual meeting shall be held in the city of the principal office of the corporation in Missouri, provided that in the event the annual meeting of shareholders is held in a metropolitan area other than St. Louis, Missouri, the annual meeting of the Board of Directors shall be held in the metropolitan area where the annual meeting of stockholders is held.

(b) Regular meetings shall be held at such place within the City or County of St. Louis, Missouri as may be prescribed in the call, provided that any regular meeting may be held elsewhere, either within or without the State of Delaware, pursuant to resolution of the Board of Directors or pursuant to the call of the Chief Executive Officer acting with the consent of a majority of the directors.

(c) Special meetings shall be held at such place as may be prescribed in the notice, provided that if a special meeting is held on less than three days' notice, it shall be held at the principal office of the corporation unless all directors agree upon a different location.

(d) Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting in this manner shall constitute presence in person at such meeting.

Regular Meetings.

SECTION 3:5. Regular meetings shall be held at such place or places, on such date or dates, and at such times as shall be established by the Board of Directors. A notice of each regular meeting shall not be required, except any meeting at which an amendment to or repeal of these Bylaws is to be considered.

Special Meetings.

SECTION 3:6. Special meetings of the Board of Directors may be held at the call of the Chief Executive Officer or five members of the Board at such time as may be prescribed in the call of the meeting. The purpose of the special meeting need not be stated in the notice of the meeting. Notice of a special meeting may be given by any one or more of the following methods and the method used need not be the same for each director being notified:

(a) Written notice sent by mail at least three days prior to the meeting;

(b) Personal service at least twenty-four (24) hours prior to the date of the meeting;

(c) Telegraphic notice at least twenty-four (24) hours prior to the date of the meeting, said notice to be sent as a straight full-rate telegram;

(d) Telephonic notice at least twenty-four (24) hours prior to the date of the meeting.

(e) Facsimile transmission at least twenty-four (24) hours prior to the date of the meeting.

(f) E-mail notice at least twenty-four (24) hours prior to the date of the meeting.

Quorum.

SECTION 3:7. A majority of the persons serving as directors of the corporation at the time of a meeting of the Board of Directors shall constitute a quorum for the transaction of any business by the Board at such meeting. At any meeting of the Board, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established.

The act of a majority of directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum previously shall have been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken (for the purpose of establishing the number of votes required to take action on any proposition or question submitted to the Board), any director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such proposition or question, shall not be considered as being present at the time of such action.

In the event a quorum cannot be established at the beginning of a meeting, a majority of the directors present at the meeting, or the director, if there be only one person, or the Secretary of the corporation, if there be no director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board may from time to time prescribe.

Waiver of Notice.

SECTION 3:8. Any notice which is required by law or by the Certificate of Incorporation or by these Bylaws to be given to any director may be waived in writing, signed by such director, or by electronic transmission by such director, whether before or after the time stated therein. Attendance of a director at any meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Consent.

SECTION 3:9. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting if all members of the Board (or committee) consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board (or committee).

Notice to Members of the Board of Directors.

SECTION 3:10. Each member of the Board of Directors shall file with the Secretary of the corporation an address to which mail or telegraphic notices shall be sent, a telephone number to which a telephonic or facsimile notice may be transmitted, and an e-mail address to which an e-mail notice may be transmitted. A notice mailed, telegraphed, telephoned or transmitted by facsimile or e-mail in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address, telephone number or e-mail address may be changed at any time and from time to time by a director by giving written notice of such change to the Secretary. Failure on the part of any director to keep an address, telephone number and e-mail address on file with the Secretary shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address, telephone number and e-mail address are not on file with the Secretary. A notice shall be deemed to be mailed when deposited in the United States mail, postage prepaid. A notice shall be deemed to be telegraphed when the notice is delivered to the transmitter of the telegram and either payment or provision for payment is made by the corporation. Notice shall be deemed to be given by telephone if the notice is transmitted over the telephone to some person (whether or not such person is the director) answering the telephone at the number which the director has placed on file with the Secretary. Notice shall be deemed to be given by facsimile transmission when sent to the telephone number which the director has placed on file with the Secretary.  Notice shall be deemed to be given by e-mail transmission when sent to the e-mail address which the director has placed on file with the Secretary.

Chairman of the Board.

SECTION 3:11. The Board of Directors shall elect one of its members to be Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman is present. In the Chairman's absence, the Vice Chairman (if any) shall preside. In the absence of the Chairman and the Vice Chairman, the Board shall select a chairman of the meeting from among the directors present. The Chairman of the Board shall have such other powers, responsibilities, and duties as may be assigned by the Board of Directors.

ARTICLE IV: COMMITTEES

Executive Committee--Appointment and Tenure.

SECTION 4:1. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate three or more directors, including the Chief Executive Officer, to constitute an Executive Committee, provided that a majority of said committee shall at all times be made up of members of the

Board who are neither officers nor employees of the corporation and who shall serve at the pleasure of the Board. In the case of the death, resignation or removal of any member of the Executive Committee or in case any such member shall cease to be a member of the Board, the vacancy shall be filled by the Board. The Board shall designate the chairman of the Executive Committee.

Executive Committee--Powers.

SECTION 4:2. The Executive Committee, to the extent provided in the resolution of the Board of Directors appointing such committee or in any subsequent resolution, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but shall not have the power or authority with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; nor shall the Executive Committee have the power or authority to declare a dividend or to authorize the issuance of stock; but the designation of such Executive Committee and the delegation of authority thereto shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or them by the provisions of the Delaware General Corporation Law, as amended.

Executive Committee--Notice of Meetings.

SECTION 4:3. A meeting of the Executive Committee may be held on call by the Chief Executive Officer or on the call of any three of the other members of the Committee. Meetings of the Executive Committee may be held, upon notice as short as twenty-four (24) hours, at such place or places as shall be determined by resolution of the Committee, or in the absence of a resolution of the Executive Committee with respect thereto, at such place or places as may be determined by the Chief Executive Officer. If notice is given at least three days prior to the meeting of the Committee, notice may be given in any of the ways set forth in Section 3:6, dealing with special meetings of the Board of Directors. If less than three days' notice is given, notice shall not be given by mail but shall be given by one of the other methods described in Section 3:6. With respect to any such notice, all the provisions of Section 3:10 shall be equally applicable in the case of notice of an Executive Committee meeting as they are in the case of a notice of a meeting of the Board of Directors. Meetings of the Executive Committee shall be held at such place either within or without the States of Missouri or Delaware as may be designated by a resolution of the Board; or in the absence of such resolution, at such place within the metropolitan St. Louis, Missouri area as may be designated in the notice. Any such notice may be waived in the same manner provided in Section 3:8 with respect to waiver of notice of a directors' meeting.

Executive Committee--Quorum and Powers of Majority.

SECTION 4:4. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee. Unless otherwise provided by the Board of Directors, a majority of the members of the Executive Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee.

Executive Committee--Reporting.

SECTION 4:5. At each regular meeting of the Board of Directors all actions taken by the Executive Committee since the last prior meeting of the Board shall be reported, and the Board shall take such action to approve or rescind such action of the Executive Committee as the Board may deem appropriate, but no rescission of such action shall affect any rights which have attached pursuant to such Executive Committee action.

If no regular meeting of the Board is scheduled within seven days after the date of a meeting of the Executive Committee, then no later than five days after such meeting of the Executive Committee, the minutes thereof (even though they may not as yet have been approved by the Executive Committee) shall be deposited in the mail by the Secretary addressed to each member of the Board at the address on file with the Secretary pursuant to the provisions of Section 3:10, provided that if any member of the Board shall have failed to place an address on file with the Secretary, such member shall be deemed to have waived the right to receive a copy of the minutes of the Executive Committee meeting.

Other Committees.

SECTION 4.6. Other Committees may be established, and their members appointed, from time to time by the Board of Directors. Such other committees shall have such purpose(s) and such power(s) as the Board by resolution may confer. Unless otherwise provided by the Board, a majority of the members of such other Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such other Committee.

ARTICLE V: OFFICERS

Appointment.

SECTION 5:1. The Board of Directors shall appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer, and such other officers as the Board may from time to time deem necessary or appropriate. Any number of offices may be held by the same person. The Board of Directors may appoint a Vice Chairman of the Board, but the person holding that position shall not be considered an officer of the corporation.

Tenure.

SECTION 5:2. Officers appointed by the Board of Directors shall hold their respective offices for the term of one year and until their respective successors shall have been duly appointed and qualified; provided, however, that any officer appointed by the Board may be removed by the Board with or without a hearing and with or without cause whenever in its judgment the best interests of the corporation will be served thereby.

Chief Executive Officer.

SECTION 5:3. The Chief Executive Officer shall have general supervision and control over all the business and property of the corporation and shall be responsible at all times to the Board of Directors and the Executive Committee. The Chief Executive Officer shall also preside at all meetings of the stockholders. In the event the Chief Executive Officer shall fail or for any reason be unable to serve as such, the Board of Directors shall promptly act to fill such vacancy.

President.

SECTION 5:4. The President shall have such powers, responsibilities and duties as shall be assigned by the Board of Directors or the Chief Executive Officer.

Other Officers.

SECTION 5:5. Subject to the ultimate authority of the Board of Directors, all other officers of the corporation shall have such powers, responsibilities and duties as shall be assigned to them from time to time by the Chief Executive Officer.

ARTICLE VI: CAPITAL STOCK AND DIVIDENDS

Shares of the Corporation

SECTION 6:1. The shares of the corporation may be represented by certificates or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, representing the number of shares in certificate form. The signatures of any such officers thereon may be facsimiles. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and a registrar and the signature of either the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent, or registrar had not ceased to be such officer, transfer agent, or registrar at the date of its issue.

Stock Records.

SECTION 6:2. The corporation or a transfer agent shall keep stock books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number owned by them respectively, and the transfer of such shares with the date of transfer.

Transfers.

SECTION 6:3. Transfers of stock shall be made only on the stock transfer records of the corporation and, in the case of shares represented by a certificate or certificates only upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surrendered to the corporation for transfer shall be cancelled.

Regulations Governing Issuance and Transfers of Shares.

SECTION 6:4. The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the corporation.

Transfer Agents and Registrars.

SECTION 6:5. Transfer agents and registrars for the corporation's stock shall be banks, trust companies or other financial institutions located within or without the State of Delaware as shall be appointed by the Board of Directors. The Board shall also define the authority of such transfer agents and registrars.

Lost or Destroyed Certificates.

SECTION 6:6. Where a certificate for shares of the corporation has been lost or destroyed, the Board of Directors may authorize the issuance of a new certificate or uncertificated shares in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of an open penalty bond with surety satisfactory to the corporation's General Counsel and Treasurer, to protect the corporation or any person injured by the issuance of the new certificate or uncertificated shares in lieu thereof from any liability or expense which it or they may incur by reason of the original certificate's remaining outstanding, and upon payment of the corporation's reasonable costs incident thereto.

Fractions of Shares.

SECTION 6:7. The corporation shall not issue fractions of a share. It shall, however, (1) arrange for the disposition of fractional interests by those entitled thereto, or (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a full certificated or uncertificated share upon the surrender of such scrip or warrants aggregating a full share. Scrip or warrants shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose.

Determination of Stockholders.

SECTION 6:8. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware or these Bylaws.

Record Date.

SECTION 6:9.1 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6:9.2 In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the Secretary of the Corporation, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 6:9.3 In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII: MISCELLANEOUS

Voting Shares in Other Corporations.

SECTION 7:1. The corporation may vote any and all shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the corporation as the Board of Directors may appoint or, in default of such appointment, the Chief Executive Officer, the President or a Vice President.

Execution of Other Papers and Documents.

SECTION 7:2. All checks, bills, notes, drafts, vouchers, warehouse receipts, bonds, mortgages, contracts, registration certificates and all other papers and documents of the corporation shall be signed or endorsed for the corporation by such of its officers, other employees and agents as the Board of Directors may from time to time determine, or in the absence of such determination, by the Chief Executive Officer, the President or a Vice President, provided that instruments requiring execution with the formality of deeds shall be signed by the Chief Executive Officer, the President or a Vice President and impressed with the Seal of the corporation, duly attested by the Secretary or an Assistant Secretary.

Corporate Seal.

SECTION 7:3. The Board of Directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in the custody of the Secretary of the corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer of the corporation as the Board may prescribe.

Amendments.

SECTION 7:4. These Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote at any annual or special meeting of stockholders, or (b) by the affirmative vote of the majority of the Board of Directors at any regular or special meeting; provided that the notice of such meeting of stockholders or directors, whether regular or special, shall specify as one of the purposes thereof the making of such amendment or repeal, and provided further that any amendment of the Bylaws made by the Board may be further amended or repealed by the stockholders.

Books and Records.

SECTION 7:5. Except as the Board of Directors may from time to time direct or as may be required by law, the corporation shall keep its books and records at its principal office.

Electronic Transmission.

SECTION 7:6. For purposes of these Bylaws, "electronic transmission" shall have the meaning as set forth in Section 232 of the Delaware General Corporation Law, as amended.